As filed with the Securities and Exchange Commission on April 3, 1998

                          Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                 RENT-WAY, INC.
             (Exact name of registrant as specified in its charter)

                Pennsylvania                      25-1407782
     (State or other jurisdiction       (I.R.S. Employer Identification No.)
          of incorporation)

              3230 West Lake Road, Erie, Pennsylvania 16505 (814)
              836-0618 (Address, including zip code, and telephone number, including area code,of registrant's principal executive offices)
                            ------------------------

                             1995 STOCK OPTION PLAN

                            (Full title of the plan)
                             -----------------------

                             William E. Morgenstern
                      President and Chief Executive Officer
                                 Rent-Way, Inc.
                               3230 West Lake Road
                            Erie, Pennsylvania 16505
                                 (814) 836-0618
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


                         Calculation of Registration Fee
======================== ---------------------- ---------------------- ---------------------- ======================

Title of securities to   Amount to be           Proposed maximum       Proposed maximum       Amount of
be registered            registered             offering price per     aggregate offering     registration fee
                                                share(1)               price(1)
======================== ====================== ====================== ====================== ======================

Common Stock, without    1,600,000 Shares       $9.25-$23.00           $32,557,907            $9,605
par value
======================== ====================== ====================== ====================== ======================

                             ---------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1). The offering price per share for the unissued stock options is based on the average of the high and low prices for the Common Stock on March 31, 1998, as reported on the NASDAQ National Market System. The offering price per share for the outstanding stock options is the exercise prices of such options. The chart set forth below illustrates the calculation of the registration fee:



                                   NUMBER OF SHARES           OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE

Shares issuable pursuant to
outstanding options under 1995
Stock Option Plan
                                       30,000                 $19.875                       $  596,250
                                          600                  18.5625                          11,138
                                          600                  17.50                            10,500
                                        5,400                  18.50                            99,900
                                          600                  17.625                           10,575
                                        7,800                  15.75                          122,850
                                        1,200                  18.125                           21,750
                                          600                  16.875                           10,125
                                        3,600                  14.875                           53,550
                                        1,800                  13.75                            24,750
                                        2,100                  14.75                            30,975
                                        1,500                  14.9375                          22,406
                                          600                  14.625                             8,775
                                        3,600                  13.625                           49,050
                                       10,800                  13.50                          145,800
                                          600                  13.375                             8,025
                                       71,700                   9.25                         663,225
                                      207,922                   9.375                     1,949,269
                                          600                  10.50                             6,300


Shares issuable pursuant to
unissued options under 1995
Stock Option Plan                  1,248,378                   $23.00                    $28,712,694

                       Total       1,600,000                                             $32,557,907






                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Instruction E of Form S-8 to register an additional 1,600,000 shares of the Common Stock of Rent-Way, Inc. (the "Company") issuable under its 1995 Stock Option Plan. The contents of the Company's Registration Statement on Form S-8 (No. 333-13355) filed with the Securities and Exchange Commission on October 3, 1996, are incorporated by reference herein.


                                    EXHIBITS


EXHIBIT NUMBER                          DESCRIPTION


  5.1                                  Opinion of Hodgson, Russ, Andrews,
                                       Woods & Goodyear, LLP

 24.1                                  Consent of Coopers & Lybrand, L.L.P.

 24.2 Consent of Hodgson, Russ, Andrews, Woods & Goodyear, LLP (included in Exhibit 5.1)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Erie, State of Pennsylvania, on the 3rd day of April, 1998.

                                      RENT-WAY, INC.


                              By: /s/ Jeffrey A. Conway
                              Jeffrey A. Conway,
                              Vice-President and
                              Chief Financial Officer



                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                                   TITLE                                      DATE


 /s/ Gerald A. Ryan                 Chairman of the Board and Director                  April 3, 1998
------------------------------
Gerald A. Ryan


 /s/ William E. Morgenstern         President, Chief Executive Officer and Director     April 3, 1998
William E. Morgenstern              (Principal Executive Officer)


 /s/ Jeffrey A. Conway              Vice President and Chief Financial Officer          April 3, 1998
Jeffrey A. Conway                   (Principal Financial and Accounting Officer)


 /s/ Marc A. Joseffer               Director                                            April 3, 1998
------------------------------
Marc A. Joseffer


 /s/ William Lerner                 Director                                            April 3, 1998
William Lerner


                                  EXHIBIT INDEX


EXHIBIT NUMBER         DESCRIPTION                                              PAGE NO.


     5.1               Opinion of Hodgson, Russ, Andrews,
                                Woods & Goodyear, LLP

    24.1               Consent of Coopers & Lybrand, L.L.P.

    24.2               Consent of Hodgson, Russ, Andrews, Woods
                                & Goodyear, LLP (included in Exhibit 5.1)




CORPORATE:171691_1 (3OH7_1)


                                   EXHIBIT 5.1




                                  April 3, 1998


Rent-Way, Inc.
3230 West Lake Road
Erie, Pennsylvania  16505

Ladies and Gentlemen:

                  Re:  Registration Statement on Form S-8

                  We are delivering this opinion at your request in connection with the registration by Rent-Way, Inc. (the "Company") under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder (the "Act"), of 1,600,000 shares of the Company's Common Stock, without par value per share (the "Shares"), for issuance and sale by the Company pursuant to the above-referenced registration statement (the "Registration Statement") upon exercise of options granted under the Company's 1995 Stock Option Plan (the "Plan").

                  The opinion set forth in this letter is based upon (1) our review of (a) the Registration Statement, (b) originals, or copies authenticated to our satisfaction, of the Company's Articles of Incorporation, as amended, its By-laws, as amended, and records of certain of its corporate proceedings and (c) such other certificates, opinions and instruments as we have deemed necessary and (2) our review of such published sources of law as we have deemed necessary. We have assumed that when the Shares are sold appropriate certificates complying with applicable law evidencing the Shares will be properly executed.

                  Based upon the foregoing, it is our opinion that the Shares have been duly authorized, and when the Shares are issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                              HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP

                                            By   /s/ John J. Zak

                                  EXHIBIT 24.1


                             COOPERS & LYBRAND L.L.P





                       Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement on Form S-8 (File No. __________) of our report, dated October 31, 1997, on our audits of the financial statements of Rent-Way, Inc. as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996 and 1995.



                                                    /s/ Coopers & Lybrand L.L.P.



Cleveland, Ohio
April 3, 1998

                  HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP
                               1800 ONE M&T PLAZA
                             BUFFALO, NEW YORK 14203





                                  April 3, 1998





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

                  Re:      Rent-Way, Inc.--SEC File No. 0-22026
                           CIK No. 0000893046

                  Pursuant to Regulation S-T, we are forwarding electronically on behalf of our client, Rent-Way, Inc. (the "Company"), the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

                  Please direct any comments you may have regarding this filing to the undersigned at (716)848-1253.

                                            Very truly yours,

                              HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP

                                            By     /s/ John J. Zak


/cf
Enclosure











CORPORATE:171691_1 (3OH7_1)